EXHIBIT 10.1

TRANSWITCH CORPORATION
Non-Employee Director
Restricted Stock Unit Award Agreement

[____________] (the “Grantee”) was awarded [____________] of Restricted Stock Units

Grant Date: [INSERT DATE]	Restriction Lapse Dates: See Section 4 below

Restricted Stock Unit Award Agreement (the “Award Agreement”) pursuant to the TranSwitch Corporation (the “Company”) 2008 Equity Incentive Plan as it may be amended from time to time (the “Plan”).

W I T N E S S E T H:

WHEREAS, the Company and the Grantee desire to enter into an agreement whereby the Company will grant the Grantee Restricted Stock Units (“RSUs”) in respect of the Company’s Common Stock, $.001 par value per share (the “Common Stock”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Grantee agree as follows:
1.           Grant of RSUs.  Pursuant to the terms and conditions of this Award Agreement and the Plan (which is incorporated herein by reference), the Company hereby grants to the Grantee the number of RSUs as provided above.  The shares of Common Stock covered by these RSU’s are sometimes hereinafter referred to as the “RSU Shares.” The number and class of securities and vesting schedule of the RSUs are subject to adjustment as set forth herein and in the Plan.  In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

2.           Restricted Stock Units.  Each RSU entitles the Grantee to receive from the Company (i) one share of Common Stock at the Vesting Date (as defined below) and (ii) the right to receive notional dividend equivalents, if any, each in accordance with the terms of this Award Agreement and the Plan.  As soon as practical after the Vesting Date, the Company shall in its sole discretion either (i) deliver a certificate or certificates representing the RSU Shares or (ii) issue the RSU Shares in book entry form, registered in the name of the Grantee.

3.           Dividend Equivalents.  Until the Vesting Date, whenever dividends are paid or distributed with respect to the Common Stock, the Grantee shall be entitled to receive notional dividend equivalents (the “Dividend Equivalents”) in an amount equal in value to the amount of the dividend or property distributed on a single share of Common Stock. multiplied by the number of RSUs credited to the Grantee’s account as of the record date for such dividend or distribution.  Payment of the notional dividend equivalents paid on RSUs will be withheld by the Company and shall be delivered to the Grantee as of the Vesting Date, if and only to the extent that the RSUs have vested as of said date, as set forth in paragraph 4.

4.           Vesting.  The RSUs granted under this Award Agreement shall vest as follows: [______] (the “Vesting Period”), subject to the Grantee remaining as a member of the Board of Directors of the Company through the applicable date.

5.           Nontransferability.  The RSUs granted pursuant to this Award Agreement may not be transferred without the consent of the Company, other than by will or the laws of descent and distribution.

6.           No Rights Other Than Those Expressly Created.  Neither this Award Agreement, the RSUs, nor any action taken hereunder shall be construed as (i) giving the Grantee any right to be retained as a Director of, or continue to be affiliated with, the Company, (ii) giving the Grantee any equity or interest of any kind in any assets of the Company, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Grantee and the Company.  As to any claim for any unpaid amounts or distributions under this Award Agreement, any person having a claim for payments shall be an unsecured creditor. The Grantee shall not have any of the rights of a stockholder with respect to any RSU Shares or any Dividend Equivalents until such time as the underlying RSU has been vested and the RSU Shares have been issued.

7.           Compliance with Laws.

(a)           Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Company may be required to collect or withhold income or other taxes from Grantee upon the Vesting Date or at some other time. The Company may require, upon the Vesting Date, or demand, at such other time as it may consider appropriate, that the Grantee pay the Company the amount of any taxes which the Company may determine is required to be collected or withheld, and the Grantee shall comply with the requirement or demand of the Company.

(b)           Securities Law Compliance. Upon vesting (or partial vesting) of the RSUs granted hereunder, the Grantee shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue or transfer the RSU Shares in compliance with the provisions of applicable federal or state securities laws. The Company, in its discretion, may postpone the issuance and delivery of RSU Shares until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Company may consider appropriate. In addition, the Company may require that prior to the issuance or transfer of RSU Shares, the Grantee enter into a written agreement to comply with any restrictions on subsequent disposition that the Company deems necessary or advisable under any applicable federal and state securities laws. Certificates of Stock issued hereunder may be legended to reflect such restrictions.

(c)           General. No RSU Shares shall be issued or Dividend Equivalents distributed upon vesting of an RSU granted hereunder unless and until the Company is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such RSU Shares and/or distribution of such Dividend Equivalents.

8.           Miscellaneous.

 (a)           409A Compliance.  The Company may, in its sole and absolute discretion, delay payments hereunder or make such other modifications with respect to the issuance of stock hereunder as it reasonably deems necessary to comply with Section 409A of the Code and interpretative guidance thereunder.

(b)           Discretion of the Committee. Unless otherwise explicitly provided herein, the Board of Directors of the Company, or an authorized committee thereof, shall make all determinations required to be made hereunder, including determinations required to be made by the Company, and shall interpret all provisions of this Award Agreement and the underlying RSUs, as it deems necessary or desirable, in its sole and unfettered discretion. Such determinations and interpretations shall be binding and conclusive to the Company and the Grantee.

 (c)           Amendment. This Award Agreement may only be modified or amended by a writing signed by both parties.

(d)           Notices. Any notices required to be given under this Award Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, and addressed as follows:

if to the Company:

TransSwitch Corporation
Three Enterprise Drive
Shelton, CT 06484
Attention: Vice President, Human Resources

if to the Grantee:

[           ]

or to such other address as either party may designate under the provisions hereof.

(e)           Entire Agreement.  This Award Agreement shall supersede in its entirety all prior undertakings and agreements of the Company and Grantee, whether oral or written, with respect to the RSUs granted hereunder including, without limitation, any prior written employment, change of control agreement or other similar written agreement, if any, that may provide, in certain circumstances, for acceleration of restricted stock units granted to the Grantee.

(f)           Successors and Assigns. The rights and obligations of the Company under this Award Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.

(g)           Applicable Law; Severability. All rights and obligations under this Award Agreement shall be governed by the laws of the State of Delaware.  In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Award Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect.  In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Award Agreement shall nevertheless remain in full force and effect.

(h)           Paragraph Headings; Rules of Construction. The paragraph headings used in this Award Agreement are for convenience or reference, and are not to be construed as part of this Award Agreement.   The parties hereto acknowledge and agree that the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Award Agreement.

(i)           Electronic Copies.  The Company may choose to deliver certain materials relating to the Plan in electronic form.  By accepting this Award Agreement, the Grantee consents and agrees that the Company may deliver the Plan prospectus and the Company’s annual report to Grantee in an electronic format.  If at any time Grantee would prefer to receive paper copies of these documents, the Company will provide such copies upon request.

(j)           Fractional Shares.  No Fractional Shares of Common Stock shall be issued hereunder.  Any fractional shares shall be rounded to next whole number using normal convention.

(k)           No Waiver of Rights, Powers and Remedies.  No failure or delay by a party hereto in exercising any right, power or remedy under this Award Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party, unless explicitly provided for herein.  No single or partial exercise of any right, power or remedy under this Award Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

(l)            Counterparts.  This Award Agreement may be executed in multiple counterparts, including by electronic or facsimile signature, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

[GRANTEE]		TranSwitch Corporation
By:
Name:
Title: